Exhibit 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, LLP]

July 19, 2016

BNC Bancorp

3980 Premier Drive

Suite 210

High Point, North Carolina 27265

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BNC Bancorp, a North Carolina corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) relating to the proposed offer and sale from time to time by the Company of the following securities: (a) debt securities (the “Debt Securities”); (b) one or more series of shares of preferred stock, no par value (the “Preferred Stock”); (c) shares of common stock, no par value (the “Common Stock”); (d) warrants (the “Warrants”); and (e) units (the “Units”). Collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are referred to herein as the “Securities.” The Registration Statement provides that specific terms of the Securities will be provided in supplements to the prospectus contained in the Registration Statement. The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named (collectively, the “Indentures”), the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Securities.

BNC Bancorp

July 19, 2016

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that each of the Debt Securities, Indentures, Warrant Agreements, or Unit Agreements constitutes the enforceable obligation of the parties thereto other than the Company; (d) that the Company will have sufficient authorized capital stock to effect the issuance of any of the Common Stock or Preferred Stock at the time of issuance; (e) the proper issuance and accuracy of certificates of public officials and representatives of the Company; and (f) that the Company will receive consideration for the issuance of the Common Stock and the Preferred Stock in each case that is at least equal the amount of consideration specified in the resolutions of the Board of Directors of the Company, or a committee thereof, relating to the sale of such Common Stock or Preferred Stock.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize each proposed issuance of Securities (including the due reservation of any shares of Common Stock or Preferred Stock upon conversion or exchange of any other Securities), and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.          With respect to Debt Securities to be issued under one or more Indentures, when (a) the related Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

2.          With respect to Common Stock, when the shares of Common Stock are authorized by all requisite actions on the part of the Company and issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

BNC Bancorp

July 19, 2016

3.          With respect to Preferred Stock, when (a) if applicable, the Articles of Amendment to the Company’s Articles of Incorporation setting forth the terms of the Preferred Stock to be issued have been authorized by all requisite actions on the part of the Company and duly filed with the office of the Secretary of State of North Carolina, and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.          With respect to Common Stock or Preferred Stock to be issued upon conversion of Debt Securities or Preferred Stock, when (a) if applicable, the Articles of Amendment to the Company’s Articles of Incorporation setting forth the terms of the Preferred Stock to be issued have been authorized by all requisite actions on the part of the Company and duly filed with the office of the Secretary of State of North Carolina, and (b) such Common Stock or Preferred Stock has been issued and delivered in accordance with the terms of the applicable Debt Securities or Preferred Stock, as the case may be, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

5.          With respect to the Warrants, when (a) a Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement, and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

6.          With respect to the Units, when (a) a Unit Agreement relating to the Units has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, and (c) the Units and have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

7.          With respect to Common Stock or Preferred Stock to be issued upon exercise, exchange or otherwise pursuant to the terms of any Warrant Agreements or Unit Agreements, when (a) if applicable, the Articles of Amendment to the Company’s Articles of Incorporation setting forth the terms of the Preferred Stock to be issued have been authorized by all requisite actions on the part of the Company and duly filed with the office of the Secretary of State of North Carolina, and (b) such Common Stock or Preferred Stock, as applicable, has been issued and delivered in accordance with the terms of the applicable Warrant Agreement or Unit Agreement against the receipt of requisite consideration therefor provided for therein, such shares of Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

BNC Bancorp

July 19, 2016

The opinions set forth in paragraphs 1, 5, and 6 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to the laws of the State of North Carolina, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, LLP